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                                                                    EXHIBIT 99.2

                              [FORM OF PROXY CARD]

REVOCABLE PROXY


               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                          OF FIRST CHARTER CORPORATION
                       SPECIAL MEETING, DECEMBER 10, 1997



    KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of First Charter Corporation, a North Carolina corporation ("First Charter"), hereby constitutes and appoints Robert O. Bratton, David E. Keul and Anne C. Forrest, and each or any of them, severally as attorneys and proxies for the undersigned, with full power of substitution, for and on behalf of the undersigned to act and to vote, according to the number of shares of First Charter's Common Stock held of record by the undersigned on October 24, 1997 and as fully as the undersigned would be entitled to act and vote if personally present, at the Special Meeting of Shareholders to be held at First Charter's corporate and operations center at 22 Union Street, North, Concord, North Carolina, on December 10, 1997, 9:00 a.m. (local time) or at any adjournments or postponements thereof, as follows:


    1. Proposal to approve the Agreement and Plan of Merger dated August 15, 1997 by and between First Charter and Carolina State Bank ("CSB"), and the transactions contemplated thereby, which include, among other matters (i) the merger of CSB with and into First Charter National Bank, a national bank subsidiary of First Charter (the "Merger") at the effective time of the Merger, and (ii) the issuance of 1.023 shares of First Charter common stock, $5 par value, for each outstanding share of CSB common stock, $4.50 par value, upon consummation of the Merger, all as more fully described in the accompanying Joint Proxy Statement-Prospectus.

   [ ] FOR                   [ ] AGAINST                  [ ] ABSTAIN

    2. Proposal to approve the Amended and Restated Articles of Incorporation of First Charter, which include amendments to (i) increase the number of shares of common stock that First Charter is authorized to issue from 10,000,000 to 25,000,000, and (ii) make certain technical changes to conform the Articles of Incorporation to changes in the North Carolina Business Corporation Act, as more fully described in the accompanying Joint Proxy Statement-Prospectus.

   [ ] FOR                   [ ] AGAINST                  [ ] ABSTAIN

    3. To vote the shares of First Charter Corporation Common Stock represented by this appointment of proxy upon such other matters as may properly come before the Special Meeting and any adjournments thereby in their discretion.
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           (PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS CARD
                 AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE.)


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                          [REVERSE SIDE OF PROXY CARD]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ON THE FRONT SIDE OF THIS CARD. SHOULD OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING, THE PROXIES WILL BE AUTHORIZED TO VOTE THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY IN THEIR DISCRETION. THIS APPOINTMENT OF PROXY MAY BE REVOKED BY THE HOLDER OF THE SHARES TO WHICH IT RELATES AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE SECRETARY OF FIRST CHARTER CORPORATION A WRITTEN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE OR BY ATTENDING THE SPECIAL MEETING AND ANNOUNCING HIS OR HER INTENTION TO VOTE IN PERSON.


                                              By signing this proxy, the
                                              undersigned hereby acknowledges
                                              receipt of the Notice of Special
                                              Meeting, dated October  , 1997,
                                              and the accompanying Joint Proxy
                                              Statement-Prospectus.



                                              Signature of Shareholder


                                              Signature of Shareholder (if held
                                              jointly)

                                              Please sign exactly as your name
                                              appears on your stock certificate
                                              and fill in the date. If your
                                              shares are held jointly, all joint
                                              owners must sign. If you are
                                              signing as an executor,
                                              administrator, trustee, guardian,
                                              custodian or corporate officer,
                                              please give your full title as
                                              such.

Dated:
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